EXHIBIT 10.4



                   AMENDMENT NO. 1 TO SHAREHOLDERS' AGREEMENT

             WHEREAS, Elson T. Killam Associates, Inc., a New Jersey corporation ("Killam"), Engineering, Technology and Knowledge Corporation, a Delaware corporation (formerly known as Environmental, Technology and Knowledge Corporation ("ETKC"), and certain persons (individually, a "Shareholder" and collectively, the "Shareholders") are parties to that certain Shareholders' Agreement dated as of the 29th day of January, 1995 (the "Shareholders' Agreement");

             WHEREAS, ETKC owns 100% of the outstanding capital stock of Killam (the "Killam Stock") and the Shareholders collectively own vested options (the "Killam Options") to purchase, in the aggregate, 1,590 additional shares of Killam Stock;

             WHEREAS, in the absence of any public trading market for Killam Stock, the Shareholders' Agreement contains certain provisions intended under certain identified circumstances to provide the Shareholders with liquidity with respect to their shares of Killam Stock;

             WHEREAS, pursuant to a Stock Purchase and Sale Agreement of even date herewith, Thermo Process Systems Inc., a Delaware corporation ("Thermo"), has acquired 100% of the outstanding capital stock of ETKC;

             WHEREAS, as of the date hereof, the Killam Options (after taking into account the cancellation of certain of the Killam Options) have been assumed by Thermo and have been converted into options to purchase shares of the common stock of Thermo, which shares are listed for trading on the American Stock Exchange and are freely tradable under U.S. securities laws in the public securities markets; and

             WHEREAS, the parties wish to clarify the Shareholders' Agreement to establish such public markets as the means to provide the Shareholders with the liquidity guaranteed by the Shareholders' Agreement;

             NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

             1.   The Shareholders' Agreement is amended by deleting
        Section 1.8 thereof in its entirety and substituting therefor the following:

                  "1.8 "SHARES" shall mean shares of the common stock of
             Thermo Process Systems Inc. acquired upon the exercise of

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             options received by the Shareholders as of February 6, 1995
             (the "Thermo Options") upon the conversion of then-outstanding options to purchase shares of the capital stock of Killam."

             2.   The Shareholders' Agreement is amended by deleting
        Section 2.2 thereof in its entirety and substituting therefor the following:

                  "2.2 FUTURE SHARES.  The Shareholders agree to be bound
             by this Agreement only with respect to the Shares. This Agreement shall not apply to any other shares of stock of Thermo Process Systems Inc. acquired by the Shareholders."

             3.   The Shareholders' Agreement is amended by deleting
        Article 3, Sections 4.2, 4.3, 4.4 and 4.5 and Article 7 thereof in their entirety.

             4.   The Shareholders' Agreement is amended by deleting
        Section 5.1 thereof in its entirety and substituting therefor the following:

                  "5.1 DEATH.   Upon the death of a Shareholder, the
             estate or personal representative of such deceased Shareholder may sell, transfer or otherwise dispose of any Shares owned by such deceased Shareholder to any third party on such terms as such estate or personal representative and such third party may agree. Any such third party shall take such Shares free and clear of any restriction imposed on the Shareholder by this Agreement."

             5.   The Shareholders' Agreement is amended by deleting
        Section 5.2 thereof in its entirety and substituting therefor the following:

                  "5.2 DISABILITY.   In the event that a Shareholder
             becomes Disabled, such Disabled Shareholder or the legal guardian of such Disabled Shareholder may sell, transfer or otherwise dispose of any Shares owned by such Disabled Shareholder to any third party on such terms as such Disabled Shareholder or such legal guardian and such third party may agree. Any such third party shall take such Shares free and clear of any restriction imposed on the Shareholder by this Agreement."

             6.   The Shareholders' Agreement is amended by deleting
        Section 5.3 thereof in its entirety and substituting therefor the following:

                  "5.3 INVOLUNTARY TERMINATION OF EMPLOYMENT.  If any
             Shareholder ceases to be employed by Killam, or any Related Corporation, on account of an involuntary termination, such Shareholder may sell, transfer or otherwise dispose of any Shares owned by such Shareholder to any third party on such

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             terms as such Shareholder and such third party may agree.
             Any such third party shall take such Shares free and clear of any restriction imposed on the Shareholder by this Agreement."

             7.   The Shareholders' Agreement is amended by deleting
        Section 5.4 thereof in its entirety and substituting therefor the following:

                  "5.4 VOLUNTARY TERMINATION OF EMPLOYMENT.  If any
             Shareholder ceases to be employed by Killam, or any Related Corporation, on account of a voluntary termination, such Shareholder may sell, transfer or otherwise dispose of any Shares owned by such Shareholder to any third party on such terms as such Shareholder and such third party may agree. Any such third party shall take such Shares free and clear of any restriction imposed on the Shareholder by this Agreement."

             8.   The Shareholders' Agreement is amended by deleting
        Section 5.5 thereof in its entirety and substituting therefor the following:

                  "5.5 RETIREMENT.  If any Shareholder ceases to be
             employed by Killam, or any Related Corporation, on account of Retirement, such Shareholder may sell, transfer or otherwise dispose of any Shares owned by such Shareholder to any third party on such terms as such Shareholder and such third party may agree. Any such third party shall take such Shares free and clear of any restriction imposed on the Shareholder by this Agreement."

             9.   The Shareholders' Agreement is amended by deleting
        Section 6.1 thereof in its entirety and substituting therefor the following:

                  "6.1 SALE OF SHARES.  Notwithstanding the provisions
             contained in Article 4, (a) on and after January 1, 1997, each Shareholder may sell up to 25% of his Shares to any third party on such terms as such Shareholder and such third party may agree; (b) on and after January 1, 1998, each Shareholder may sell up to 25% of his Shares to any third party on such terms as such Shareholder and such third party may agree; (c) on and after January 1, 1999 each Shareholder may sell up to 25% of his Shares to any third party on such terms as such Shareholder and such third party may agree; and (d) on and after January 1, 2000 each Shareholder may sell up to 25% of his Shares to any third party on such terms as such Shareholder and such third party may agree; such that beginning on January 1, 1997, each Shareholder will have been entitled to sell one-fourth of his total Shares on and after each such date. Any such third party shall take such Shares free and clear of any restriction imposed on the Shareholder by this Agreement. This Section

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             6.1 shall not limit the ability of each Shareholder to sell
             Shares as set forth in Article 5."

             10. The Shareholders' Agreement is amended by adding the following Section 13.11 immediately after Section 13.10:

                  "13.11  FLOOR PRICE ON SHARES.  In the event that a
             Shareholder desires to sell in the open market any or all of his Shares at any time prior to January 29, 2002 (subject to the resale restrictions set forth in this Agreement), but cannot do so at prices equal to at least $8.00 per Share, as adjusted for stock dividends, stock splits, reclassifications and similar events (the "Floor Price"), Killam's parent company, Thermo Process Systems Inc. ("Thermo") will either, in its discretion, buy any such Shares that cannot be sold for at least the Floor Price for an amount equal to the Floor Price or (ii) permit the Shareholder to sell such Shares in the open market at such price or prices as may be obtainable and pay to the Shareholder an amount which is equal to the difference between the Floor Price and the amount which such Shareholder received (before taking into account commissions, taxes and other transaction costs) upon such sales. The Shareholders agree, as a condition to such agreements by Thermo, to give Thermo reasonable prior written notice of any such intention to sell such Shares and to consult with Thermo as to the timing of such sales."

             11. The Shareholders' Agreement is amended by adding the following Section 13.12 immediately after Section 13.11:

                  "13.12  PLEDGES.  Notwithstanding any other provision
             of this Agreement, each Shareholder may pledge any or all of his Shares as collateral for any loans that may be needed to enable such Shareholder to pay any alternative minimum tax or other income tax due as a result of the exercise of the Thermo Options, provided, however, that any lender accepting such Shares as collateral shall continue to be prohibited from disposing of such Shares except in accordance with the provisions of Section 6.1 of this Agreement."

             12. Except as expressly amended hereby, the Shareholders' Agreement shall remain in full force and effect in accordance with the terms thereof.

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             IN WITNESS WHEREOF, the parties have executed this Amendment
        No. 1 as of the day and year first written above.

        ELSON T. KILLAM ASSOCIATES, INC.   ENGINEERING, TECHNOLOGY
                                           AND KNOWLEDGE CORPORATION

        By: /s/ Emil C. Herkert            By: /s/ John P. Appleton
        Printed Name: Emil C. Herkert      Printed Name: John P.
        Title: President                      Appleton
                                           Title: President


        /s/ Emil C. Herkert                /s/ Kenneth L. Zippler
        Emil C. Herkert                    Kenneth L. Zippler


        /s/ Franklin O. Williamson, Jr.    /s/ Fletcher N. Platt, Jr.
        Franklin O. Williamson, Jr.                  Fletcher N. Platt,
        Jr.


        /s/ Eugene J. Destefano            /s/ Meint Olthof
        Eugene J. Destefano                Meint Olthof


        /s/ Stanley P. Kaltnecker, Jr.
        Stanley P. Kaltnecker, Jr.











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        for purposes of SectionS 10 and 11 hereof only:

        THERMO PROCESS SYSTEMS INC.


        By:  /s/ John P. Appleton

        Printed Name:  John P. Appleton

        Title:  President